THIRD AMENDMENT


          THIRD AMENDMENT, dated as of September 27, 1995 (this "Amendment"), among PHILLIPS-VAN HEUSEN CORPORATION (the "Borrower"), the financial institutions party to the Credit Agreement referred to below (the "Banks"), and BANKERS TRUST COMPANY, as agent (in such capacity, the "Agent") for the Banks. All capitalized terms used herein and not otherwise defined shall have the meanings specified in the Credit Agreement referred to below.


                   W I T N E S S E T H :


          WHEREAS, the Borrower, the Banks and the Agent are parties to a Credit Agreement, dated as of December 16, 1993
(as modified, supplemented or amended prior to the date hereof, the "Credit Agreement");

          WHEREAS, subject to the terms and conditions hereof, the Banks and the Borrower have agreed to amend the Credit Agreement as set forth herein;

          NOW, THEREFORE, in consideration of the mutual premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


          1. The Credit Agreement is hereby amended by (a) deleting Section 8.05 thereof in its entirety and (b) inserting in lieu thereof the following new Section 8.05:

               "8.05 Interest Coverage Ratio. The Borrower will not permit the ratio of (i) EBIT to (ii) Interest Charges for any period of four consecutive fiscal quarters of the Borrower (taken as one accounting period) ending during any fiscal year set forth below to be less than the ratio set forth opposite such fiscal year below:


          Fiscal Year Ending
             on or about      Ratio

          January 31, 1996    1.8:1.0
          January 31, 1997    1.8:1.0
          January 31, 1998    2.0:1.0
          January 31, 1999
           and thereafter     2.6:1.0"

          2. Section 10 of the Credit Agreement is hereby amended by (a) deleting the definition of "EBIT" in its entirety and (b) inserting the following new definition in lieu thereof:

          "EBIT" shall mean, for any period, the sum of (i) Consolidated Net Income of the Borrower for such period,
     (ii) provisions for taxes based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and (iii) consolidated interest expense (including amortization of original issue discount and non-cash interest payments or accruals and the interest component of capitalized lease obligations), net of interest income theretofore de-ducted from earnings in computing Consolidated Net Income for such period; provided, however, that EBIT shall be determined without giving effect to the Borrower's $23,000,000 restructuring charge announced on September 14, 1995.

          3. This Amendment shall become effective on the date (the "Amendment Effective Date") on which the Borrower and the Required Banks shall have executed and delivered a counterpart of this Amendment.

          4. Except as expressly amended hereby, the terms and conditions of the Credit Agreement shall remain unchanged and in full force and effect.

          5. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

          6.   THIS AMENDMENT SHALL BE GOVERNED BY AND
CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE
STATE OF NEW YORK.

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
          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.


                         PHILLIPS-VAN HEUSEN CORPORATION



                         By
                           Title:


                         BANKERS TRUST COMPANY,
                           Individually, and as Agent


                         By
                           Title:


                         THE CHASE MANHATTAN BANK, N.A.



                         By
                           Title:


                         CITIBANK, N.A.



                         By
                           Title:


                         THE BANK OF NEW YORK



                         By
                           Title:


                         CHEMICAL BANK



                         By
                           Title:

                         THE FIRST NATIONAL BANK OF BOSTON



                         By
                           Title:



                         CIBC, INC.



                         By
                           Title:



                         UNION BANK



                         By
                           Title:





























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